Exhibit 10.1

TRIUMPH GROUP, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MEETING

Non-employee Director Compensation Program

Effective July 21, 2016

Annual
Retainer for
each
Non-employee			Additional			Annual
Board	Additional Retainer for		Retainer for		Telephonic	Equity Award
Member (1)	Committee Chairs		Lead Director	Meeting Fees	Meeting Fees	(1)
$85,000	Audit	$15,000	$100,000	N/A	N/A	Restricted
	Comp.	$10,000				Stock Units
	N&CG	$7,500				with a grant
	Finance	$5,000				date value of
	Other	$5,000				approximately
						$ 140,000

(1)                                 Each non-employee director can defer all or a portion of his or her annual retainer fees and/or  annual equity award pursuant to the Directors’ Deferred Compensation Plan.

Ratified and affirmed:  November 10, 2016